CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  03/06/2017

Global Seed Corporation

(Exact name of registrant as specified in its charter)

Texas	333-177157	27-3028235
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2386 S. Diary Ashford #502, Houston, Texas 77077
(address of principal executive offices)

Registrant’s telephone number, including area code  (832) 662-4164

E-mail: suzhida726@yahoo.com

(Former name or former address, if changed since last report.)

N/A

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On 03/06/2017, we have acquired copyrighted materials which will be suitable for production of motion pictures. We intend to raise money through equity or crowd funding. Our Company's operation recently expanded to motion picture production and distribution.

Cautionary Note Regarding Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K, including in the statements incorporated herein by reference. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business.  These forward-looking statements are often preceded by, followed by or include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “will” or similar

*expressions changes in the market for the Company’s services;

*expansion plans and opportunities, including future acquisitions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Exhibit

Exhibit Number	Description

99.1	Press Release, dated March 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Seed Corporation

/s/ Su Zhi Da
Chief Executive Officer and Chief Financial Officer Director

Date: 03/06/2017

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